Filed Pursuant to Rule 424(b)(3)
Registration No. 333-172471

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and neither we nor the selling shareholders are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December 9, 2011

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated March 10, 2011)

magicJack VocalTec Ltd.
1,500,000 Ordinary Shares

magicJack VocalTec Ltd. is offering 1,200,000 of our ordinary shares, no par value, and the selling shareholders identified in this prospectus supplement are offering 300,000 of our ordinary shares. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “CALL”. On December 8, 2011, the last sale price of our ordinary shares as reported on the Nasdaq Global Market was $25.77 per share. On December 1, 2011, our Board of Directors approved a two-for-one stock split to be paid in the form of a 100% stock dividend to stockholders of record as of December 12, 2011 (the “Record Date”). The payment date for the stock dividend will be on or about December 16, 2011.

Unless otherwise indicated, all share numbers, including the number of shares offered in this offering, and per share data in this prospectus supplement have not been adjusted to reflect the impact of the stock dividend. Shares offered and sold in this offering after the Record Date will take into account the 100% stock dividend.

Investing in our ordinary shares involves risk. Before buying any shares you should carefully read the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 4 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 27, 2011.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to magicJack VocalTec Ltd.	$	$
Proceeds, before expenses, to selling shareholders	$	$

The underwriters may also purchase up to an additional 225,000 ordinary shares from us at the public offering price, less the underwriting discount and commission, within 30 days from the date of this prospectus supplement to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares against payment in New York, New York on December  , 2011.

Sole Bookrunner
Oppenheimer & Co.

Lead Manager

Canaccord Genuity
Northland Capital Markets	E*TRADE Securities LLC

The date of this Prospectus Supplement is December  , 2011

Table of Contents

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to the “prospectus”, we are referring to both the base prospectus and prospectus supplement combined. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference”. To the extent the description of our securities in this prospectus supplement differs from the description of our securities in the accompanying prospectus, you should rely on the information in this prospectus supplement.

On December 1, 2011, our Board of Directors approved a two-for-one stock split to be paid in the form of a 100 percent stock dividend to stockholders of record as of December 12, 2011 (the “Stock Dividend”). The payment date for the Stock Dividend will be on or about December 16, 2011. Unless otherwise indicated, all share numbers, including the number of shares offered in this offering, and per share data in this prospectus supplement have not been adjusted to reflect the impact of the Stock Dividend.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

In addition, this prospectus does not contain all the information set forth in the registration statement, including exhibits, that we have filed with the Securities and Exchange Commission, or the SEC, on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

References to “magicJack VocalTec,” “we,” “us” or “our” are to magicJack VocalTec Ltd., a company organized under the laws of the State of Israel, and its wholly-owned subsidiaries.

References to “$” or “dollars” are to U.S. dollars and all references to “NIS” are to New Israeli Shekels. Except as otherwise indicated, financial statements of, and information regarding, magicJack VocalTec are presented in U.S. dollars.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus (and the documents and statements incorporated by referenced herein) contain historical information and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to business, financial condition and results of operations of magicJack VocalTec. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” and “should” and similar express expressions, as they relate to magicJack VocalTec or its management, are intended to identify forward-looking statements. Such statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, both referenced and not referenced in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein. Such factors include, but are not limited to: the competition we face; our reliance on the magicJack product and related software license for a substantial portion of our revenues; our ability to attract new customers and retain current customers; our ability to obtain enough phone numbers to meet our customers’ demands; our ability to successfully protect our proprietary rights or defend ourselves against claims of infringement; our ability to develop and deploy new products; the ability to comply with domestic and international regulations and standards; the ability to anticipate demand for our products; differences between our service and traditional phone services, including 911 service; our ability to adapt to rapid changes in the market for voice services; our dependence on key switching elements from competitors; uncertainties relating to regulation of VoIP Services; server or system failures that could affect the quality or disrupt the services we provide and our ability to maintain data security. These risks are more fully described under “Risk Factors” of this prospectus supplement and “ITEM 3.D.—Key Information—Risk Factors” of our annual report on Form 20-F. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended, planned or projected. We do not intend or assume any obligation to update these forward-looking statements. Any forward-looking statements in this prospectus supplement are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and should be read together with the information contained in other parts of this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference, including the risk factors beginning on page S-3 of this prospectus supplement and on page 4 of our Annual Report on Form 20-F filed with the SEC on April 27, 2011 (the “Annual Report on Form 20-F”). Unless otherwise indicated, references in this prospectus supplement to “magicJack VocalTec Ltd.”, “magicJack VocalTec,” the “Company”, “we”, “our”, “us”, or similar terms refer to magicJack VocalTec Ltd., and its wholly-owned subsidiaries. Before making your investment decision, you should carefully read the prospectus and the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference” for information about us. Unless otherwise indicated, all references to currency amounts in this prospectus supplement and the accompanying prospectus are in U.S. dollars.

The Company

Our corporate name is magicJack VocalTec Ltd. for both legal and commercial purposes. We officially changed our name to magicJack VocalTec Ltd. from VocalTec Communications Ltd. after approval by our shareholders in late April 2011 and the Israel Registrar of Companies in May 2011. YMax Corporation, or YMax, is a wholly-owned subsidiary of magicJack VocalTec Ltd. magicJack VocalTec Ltd. was incorporated in the State of Israel in 1989 and is domiciled in Netanya, Israel. We are subject to the Israeli Companies Law.

We are the inventor of VoIP, including the softphone and magicJack®, and have the goal of becoming the leading international provider of global voice over many platforms. Since the launch of the easy-to-use magicJack® in 2008, we have achieved sales of over eight million units and have the use of over 30 patents, some dating to when VocalTec invented VoIP. We believe that we are the largest reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and certification in number of states, and the network has historically had little or no down time.

We have also recently introduced additional products and services, which include voice apps on smart phones, as well as the magicJack PLUSTM, which is a standalone magicJack that has its own CPU and can connect a regular phone directly to the user’s broadband modem/router and function as a standalone phone without using a computer.

Our principal executive offices are located at 12 Benny Gaon Street, Building 2B, Poleg Industrial Area, Netanya, 42504, Israel and our U.S. telephone number is 561-771-CALL (561-771-2255). Our websites are www.vocaltec.com, www.ymaxcorp.com and www.magicjack.com. The information contained on these websites are not a part of this prospectus supplement.

The Offering

Issuer	magicJack VocalTec Ltd., an Israeli company.
Ordinary shares offered by us	1,200,000 ordinary shares, or 1,425,000 ordinary shares, if the underwriters exercise their option to purchase additional shares in full (including up to 1,301,797 shares held as treasury shares).
Ordinary shares offered by the Selling Shareholders	300,000 ordinary shares.
Ordinary shares to be outstanding after this offering	12,066,739 ordinary shares.
Use of proceeds

We estimate that the net proceeds from the public offering, after deducting the underwriting discount and estimated expenses relating to the public offering payable by us, will total approximately $   million. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

We plan to use the net proceeds of the public offering to support additional advertising expenditures and for general corporate purposes.
Dividends	We do not have any current plans to pay cash dividends.
Nasdaq symbol	“CALL”.
Risk factors

See “Risk factors” beginning on page S-3 of this prospectus supplement and beginning on page 4 of our Annual Report on Form 20-F for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

The number of our ordinary shares to be outstanding immediately after the closing of this offering is based on 10,866,739 ordinary shares outstanding as of December 8, 2011 and excludes, as of that date 99,095 ordinary shares issuable upon the exercise of outstanding stock options as of December 8, 2011 at the weighted average exercise price of $11.72 per share. The number of ordinary shares does not give effect to the Stock Dividend payable on or about December 16, 2011.

Mr. Daniel Borislow, our chief executive officer and a director, has indicated an interest to purchase up to $1,250,000 of our ordinary shares in this offering.

RISK FACTORS

Any investment in our ordinary shares involves a high degree of risk. You should carefully consider the important factors set forth below and under the heading “Risk Factors” starting on page 4 of our Annual Report on Form 20-F and incorporated herein by reference before investing in the ordinary shares offered hereby. For further details, see the sections entitled “Where You Can Find More Information” and “Incorporation By Reference”.

Risks Relating to Our Business

Our future growth depends in part on our ability to effectively develop and sell additional products, services and features.

We invest in the development of new products, services and features with the expectation that we will be able to effectively offer them to consumers. For example, in 2011, we launched the magicJack APP™, a free application now available for download in Apple App Store(SM) that allows users to make free calls to numbers within the U.S., Canada and to all other magicJack numbers in the world. We currently allow the magicJack APP™ to be downloaded free of charge. We have not determined when and if we plan to charge customers for use of the magicJack APP™ and cannot anticipate demand for the product once we begin charging a fee for its use. Accordingly, we cannot assure you that the successful introduction of new products or services will not adversely affect sales of our current products and services or that service providers that currently advertise with us will increase their aggregate spending as a result of the introduction of new products and services.

The Israeli government tax benefits that we received require us to meet several conditions and may be terminated or reduced in the future, which would increase our costs.

Some of our operations in Israel have been granted “Approved Enterprise” status by the Investment Center in the Israeli Ministry of Industry Trade and Labor and the Israeli Income Tax Authority, which makes us eligible for tax benefits under the Israeli Law for Encouragement of Capital Investments, 1959. The availability of these tax benefits is subject to certain requirements, including, among other things, making specified investments in fixed assets and equipment, financing a percentage of those investments with our capital contributions, complying with our marketing program which was submitted to the Investment Center, filing of certain reports with the Investment Center and complying with Israeli intellectual property laws. If we do not meet these requirements in the future, these tax benefits may be cancelled and we could be required to refund any tax benefits that we have already received plus interest and penalties thereon. The tax benefits that our current “Approved Enterprise” program receives may not be continued in the future at their current levels or at all. If these tax benefits were reduced or eliminated, the amount of taxes that we pay would likely increase, which could adversely affect our results of operations. Additionally, if we increase our activities outside of Israel, for example, by acquisitions, our increased activities may not be eligible for inclusion in Israeli tax benefit programs.

The Israeli government grants that we received require us to meet several conditions and restrict our ability to manufacture and engineer products and transfer know-how outside of Israel and require us to satisfy specified conditions.

We have received grants from the government of Israel through the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor, or the OCS, for the financing of a portion of our research and development expenditures in Israel. When know-how is developed using OCS grants, the Encouragement of Industrial Research and Development Law 5744-1984, or the R&D Law, as well as the terms of these grants restrict the transfer of the know-how outside of Israel. Transfer of know-how outside of Israel requires pre-approval by the OCS which may at its sole discretion grant such approval and impose certain conditions, including requirement of payment of a transfer fee (referred to in the law as the “Base Amount”) calculated according to the formula provided in the R&D Law which takes into account the consideration for such know-how paid to us in the transaction in which the technology is transferred. In addition, any decrease of the percentage of manufacturing performed in Israel, as originally declared in the application to the OCS, requires us to notify, or to obtain the approval of the OCS and may result in increased royalty payments to the OCS as well as increase total amount to be paid to the OCS. These restrictions may impair our ability to enter into agreements for those products or technologies without the approval of the OCS. We cannot be certain that any approval of the OCS will be obtained on terms that are acceptable to us, or at all. Furthermore, in the event that we undertake a transaction involving the transfer to a non-Israeli entity of technology developed with OCS funding pursuant to a merger or similar transaction, the consideration available to our shareholders may be reduced by the amounts we are required to pay to the OCS. Any approval, if given, will generally be subject to additional financial obligations. Failure to comply with the requirements under the R&D Law may subject the Company to mandatory repayment of grants received by the Company (together with interest and penalties), as well as expose it to criminal proceedings.

We May Have Exposure to Greater Than Anticipated Tax Liabilities.

The amount of income tax that we pay could be adversely affected by earnings being lower than anticipated in jurisdictions where we have lower statutory rates and higher than anticipated in jurisdictions where we have higher statutory rates. In addition, we have entered into transfer pricing arrangements that establish transfer prices for our intercompany operations. However, our transfer pricing procedures are not binding on the applicable taxing authorities. No official authority in any country has made a determination as to whether or not we are operating in compliance with its transfer pricing laws. Accordingly, taxing authorities in any of these countries could challenge our transfer prices and require us to adjust them to reallocate our income. Any change to the allocation of our income as a result of review by such taxing authorities could have a negative effect on our operating results and financial condition. In addition, the determination of our worldwide provision for income taxes and other uncertain tax liabilities requires significant judgment and there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our estimates are reasonable, the ultimate outcome may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.

Risks Relating to Our Ordinary Shares and this Offering

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our ordinary shares or if our operating results do not meet their expectations, the market price of our ordinary shares could decline.

The trading market for our ordinary shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price of our ordinary shares or trading volume in our ordinary shares to decline. Moreover, if one or more of the analysts who cover our company downgrades our ordinary shares or if our operating results do not meet their expectations, the market price of our ordinary shares could decline.

Provisions of the Israel Companies Law and anti-takeover provisions in our Articles of Association could make it difficult for our shareholders to replace or remove our current board of directors and could have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our ordinary shares.

Under the Israeli Companies Law, 1999, as amended, or the Companies Law, a merger is generally required to be approved by a general meeting of the shareholders and by the board of directors of each of the merging companies. Unless an Israeli court determines differently, a merger will not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting, after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or by anyone on their behalf, including by the relatives of or corporations controlled by these persons. In addition, upon the request of a creditor of either party to the proposed merger, an Israeli court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. Further, a merger can be completed only after 30 days have elapsed from the time that shareholder resolutions are adopted in each of the merging companies and 50 days have elapsed from the time that a proposal for approval of the merger was filed with the Israeli Registrar of Companies. In addition, subject to certain exceptions, an acquisition of shares in a public company must be made by means of a tender offer to the extent that as a result of such acquisition the acquirer will hold 25% or more of the voting rights in the company if there is no other holder of 25% or more of the company’s voting rights, or hold more than 45% of the voting rights in the company if there is no other holder of more than 45% of the company’s voting rights.

Certain provisions of our Articles of Association, or the Articles may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by our Board of Directors. These provisions include (i) a requirement that most of amendments of our Articles must be approved by the holders of not less than seventy-five percent (75%) of the voting power represented at the meeting in person or by proxy and voting thereon; and (ii) that our directors can be elected to serve for either a one or three-year terms.

Our Board of Directors consists of seven members, each of whom is serving a three-year term, except Mr. Ilan Rosen and Mr. Donald A. Burns. The terms of Messrs. Rosen and Burns expire this year and their re-election for three-year terms is subject to shareholder approval at the upcoming Annual General Meeting scheduled for December 16, 2011. As required by the Companies Law, our Board of Directors includes two external directors who cannot be readily removed from office and who have been appointed for three-year terms. The terms of office of our Board of Directors, together with the other provisions of the Articles and Israeli law, could deter or delay potential future merger, acquisition, tender or takeover offers, proxy contests or changes in control or management of the Company, some of which could be deemed by certain shareholders to be in their best interests and which could affect the price some investors are willing to pay for our ordinary shares.

Our management will have broad discretion over the use of proceeds from this offering and we may not obtain a favorable return on the use of these proceeds.

Our management will have broad discretion in determining how to spend the net proceeds from this offering and may spend the proceeds in a manner that our shareholders may not deem desirable. We currently intend to use the net proceeds from this offering for general corporate purposes. We may also invest in or acquire new businesses through mergers, stock or asset purchases, joint ventures and/or other strategic relationships. We cannot assure you that these uses or any other use of the net proceeds of this offering will yield favorable returns or results.

We do not anticipate paying cash dividends on our ordinary shares, which could reduce the return on your investment.

We have never declared or paid cash dividends on our ordinary shares and do not expect to do so in the foreseeable future. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, terms of any future debt agreements may preclude us from paying cash dividends. Accordingly, any return on your investment must come from an increase in the trading price of our ordinary shares.

Your rights and responsibilities as a shareholder will be governed by Israeli law and differ in some respects from those under Delaware law.

Because we are an Israeli company, the rights and responsibilities of our shareholders are governed by the Articles and the Companies law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in a Delaware corporation. In particular, a shareholder of an Israeli company has a duty to act in good faith in the exercising of his or her rights and fulfillment of his or her obligations towards the company and other shareholders and to refrain from abusing his, her or its power in the company, including, among other things, in voting at the general meeting of shareholders on certain matters. Israeli law provides that these duties are applicable to shareholder votes on, among other things, amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and interested party transactions requiring shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a shareholder who knows that it possesses the power to determine the outcome of a shareholders’ vote or to appoint or prevent the appointment of a director or executive officer in the company, has a duty of fairness towards the company. However, Israeli law does not define the substance of this duty of fairness. Because Israeli corporate law has undergone extensive revisions in recent years, there is little case law available to assist in understanding the implications of these provisions that govern shareholder behavior.

Through December 31, 2011, we will be a foreign private issuer and may follow certain home country corporate governance practices instead of certain Nasdaq requirements, which may not afford shareholders with the same protections that shareholders of domestic companies have.

We are currently filing reports with the SEC as a foreign private issuer and will continue to do so through December 31, 2011, at which time we will cease to be a foreign private issuer and we will be classified as a domestic issuer. Through the end of 2011, as a foreign private issuer whose shares are listed on Nasdaq, we are permitted to follow certain home country corporate governance practices instead of those followed by U.S. companies under the listing standards of Nasdaq. For example, pursuant to our Articles, the presence in person or by proxy of any two shareholders at an adjourned general meeting of shareholders constitutes a quorum. This is consistent with Israeli law. As such, the quorum requirements for an adjourned meeting are different from the Nasdaq requirement that an issuer listed on Nasdaq have a quorum requirement that in no case be less than 33 1/3% of the outstanding shares of the company’s common voting stock. Furthermore, under the Companies Law, we may not be required to obtain shareholder approval for certain issuances of shares in excess of 20% of the outstanding ordinary shares of the Company, as would be required in certain circumstances by the Nasdaq rules. As long as we are a foreign private issuer, our shareholders may not enjoy the same protections afforded by the Nasdaq Listing Rules to U.S. domestic companies.

Future sales of our ordinary shares may negatively affect the market price of our shares.

Sales of substantial numbers of our ordinary shares in the public market following this offering, or the perception that these sales may occur, could cause the market price of our ordinary shares to decline. Upon the closing of this offering, excluding the effect of the Stock Dividend, we will have outstanding 12,066,739 ordinary shares. All ordinary shares sold in this offering will be freely transferable without restriction or additional registration under the Securities Act. We may also sell additional ordinary shares in subsequent public offerings. To the extent any of these shares are sold into the public market, the market price of our ordinary shares could decline.

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our ordinary shares. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or that we deem immaterial may also impair our business operations. You may lose all or a part of your investment.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated expenses relating to this offering payable by us, will total approximately $   million. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders. We plan to use the net proceeds of this offering for additional advertising and general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result our management will have broad discretion to allocate the net proceeds of the offerings.

DILUTION

Our net tangible book value deficit as of September 30, 2011 was approximately $50.7 million, or $4.54 per ordinary share. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, and dividing this amount by the number of ordinary shares outstanding. After giving effect to the sale by us of the 1,200,000 ordinary shares offered in this offering at the offering price of $   per share, and after deducting estimated sales commissions and offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2011 would have been approximately $   million, or $   per ordinary share. This represents an immediate increase in the net tangible book value of $   per share to our existing shareholders and an immediate and substantial dilution to new investors of $   per share from the assumed offering price. The following table illustrates this per share dilution:

Offering price per share	$
Net tangible book value per share as of September 30, 2011		$(4.54)
Increase in net tangible book value per share attributable to this offering	$
Adjusted net tangible book value per share after giving effect to this offering	$
Dilution per share to new investors in this offering	$

The foregoing information does not reflect the additional 225,000 ordinary shares that may be sold by us in connection with the underwriters’ overallotment option.

CAPITALIZATION

The following table sets forth, as of September 30, 2011, our capitalization on an actual and on an as adjusted basis. Our capitalization, as adjusted, gives effect to the issuance and sale of 1,200,000 ordinary shares pursuant to this public offering at offering price of $   per share less the underwriting discount and estimated expenses related to the offering. Other than these adjustments, there has been no material change in our capitalization from debt or equity issuances, re-capitalizations or special dividends between September 30, 2011 and the date of this prospectus supplement.

This table should be read in conjunction with the financial statements and financial information incorporated by reference in this prospectus supplement and the information included under the headings “Risk Factors” in this prospectus supplement and “ITEM 3.D.—Key Information—Risk Factors” in our Annual Report on Form 20-F.

	As of September 30, 2011
	Actual	As adjusted
	(in thousands of U.S. dollars)
Cash:
Cash and cash equivalents	$11,081
Total current assets	$58,576
Total assets	$107,174
Total capital deficit	$(14,233)

PRICE RANGE OF OUR ORDINARY SHARES

Through December 8, 2011, for the periods indicated, the high and low reported trading prices on the close of trading of our ordinary shares as reported by the Nasdaq Global Market were as follows:

	HIGH	LOW
	$	$
2011
First Quarter	24.64	18.81
Second Quarter	26.38	19.23
Third Quarter	24.58	19.02
Fourth Quarter through December 8, 2011	25.93	20.90

On December 8, 2011, the last reported sale price for the Ordinary Shares on the Nasdaq Global Market was $25.77.

SELLING SHAREHOLDERS

We have registered certain of our ordinary shares for sale by the selling shareholders named below. The selling shareholders will pay all underwriting discounts and commissions and taxes incurred with respect to the sale of their shares this offering and we will bear all other expenses in connection with the offering except the fees and expenses of one counsel to the selling shareholders. The following table sets forth:

•	the number and percent of our ordinary shares that the selling shareholders beneficially owned prior to the offering of the shares under this prospectus supplement;

•	the number of our ordinary shares that may be offered hereby; and

•	the number and percent of our ordinary shares to be beneficially owned by the selling shareholders after the offering of the shares.

This table is prepared solely based on information supplied to us by the selling shareholders and assumes no exercise of the underwriters’ over-allotment option. The applicable percentages of beneficial ownership are based on an aggregate of 10,866,739 ordinary shares issued and outstanding on December 8, 2011 and are calculated pursuant to rules promulgated by the SEC.

Selling Shareholders(1)	Shares Beneficially Owned Prior to Offering		Number of Shares Offered	Shares Beneficially Owned After Offering
	Number	Percent		Number	Percent
Menachem Goldstone	778,000		160,000
Gregory Wood	193,406		15,000
Yuen Wah Sing	221,653		25,000
Donald A. Burns Revocable Trust	253,197		50,000
Donald A. Burns Foundation, Inc.	101,879		50,000

(1)

Mr. Goldstone is a beneficial owner of more than five percent of our outstanding common stock. Mr. Wood is the Chief Technology Officer of YMax. Mr. Sing is president of our subsidiary, TigerJet Networks, Inc., and one of our directors. Mr. Burns also is a director and disclaims beneficial ownership of the shares held by the Donald A. Burns Foundation. The address for each of the Selling Shareholders is c/o YMax Corporation, 5700 Georgia Ave., West Palm Beach, FL 33405.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain U.S. federal income tax consequences to U.S. Holders (as defined below) under current law of an investment in our ordinary shares. This discussion applies only to U.S. Holders that hold our ordinary shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This discussion is based on the tax laws of the United States in effect as of the date of this prospectus supplement and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below.

The following discussion does not address the tax consequences to any particular investor or to persons in special tax situations such as banks, certain financial institutions, insurance companies, broker-dealers, traders that elect to use a mark-to-market method of accounting, U.S. expatriates, tax- exempt entities, persons liable for alternative minimum tax, persons holding our ordinary shares as part of a straddle, hedging, constructive sale, conversion or integrated transaction, persons that actually or constructively own 10% or more of our voting stock, persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation, or partnerships or other pass-through entities.

THIS SUMMARY DOES NOT ADDRESS ESTATE AND GIFT TAX CONSEQUENCES OR TAX CONSEQUENCES UNDER ANY STATE, LOCAL OR FOREIGN LAWS. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of our ordinary shares and you are, for U.S. federal income tax purposes, (i) an individual citizen of the United States or a resident alien of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust that (A) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding our ordinary shares, or a partner in such partnership, you should consult your own tax advisors.

Taxation of Dividends and other Distributions on the Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the U.S. dollar amount of the gross amount of any distribution we make to you with respect to our ordinary shares (including the amount of any Israeli taxes withheld therefrom), other than distributions, if any, of our ordinary shares distributed pro rata to our shareholders, will generally be includible in your gross income, on the day actually or constructively received, as dividend income, but only to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent, if any, that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of your tax basis in the ordinary shares you hold, and then, to the extent such excess amount exceeds your tax basis in the ordinary shares, as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, you should expect that any distribution we make to you will be reported as a dividend even if such distribution would otherwise be treated as a tax-free return of capital or as capital gain under the rules described above. Any dividends we pay will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to certain holding period requirements and applicable exceptions with respect to short-term and hedged positions, certain dividends received by non-corporate U.S. Holders from a “qualified foreign corporation” may be eligible for reduced rates of taxation under U.S. federal income tax rates currently in effect. A qualified corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States that that includes an exchange of information provision and that the U.S. Treasury Department determines to be satisfactory for these purposes. The U.S. Treasury Department has determined that the U.S. - Israel income tax treaty (the “Treaty”) meets these requirements and we believe we should be eligible for the benefits of the Treaty. A foreign corporation is also treated as a qualified foreign corporation provided that the stock with respect to which the dividend is paid is readily tradable on an established securities market in the United States. Under U.S. Treasury Department guidance, shares of stock are considered to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Global Market, as are our ordinary shares. However, dividends received by U.S. investors from a foreign corporation that was a passive foreign investment company in either the taxable year of the distribution or the preceding taxable year, will not constitute qualified dividends. As discussed below under “Passive Foreign Investment Company,” we may be a passive foreign investment company for the taxable year ending December 31, 2011. We are unable to predict whether we will be a PFIC for any future taxable year. Accordingly, dividends paid on our ordinary shares may fail to constitute qualified dividends eligible for the lower capital gains rates. You should consult your tax advisors regarding the availability of the lower capital gains rate applicable to qualified dividend income for any dividends we pay with respect to the ordinary shares.

The amount of any distribution paid in NIS (including the amount of Israeli taxes withheld) will be equal to the U.S. dollar value of such NIS on the date such distribution is actually or constructively received by you, regardless of whether the payment is in fact converted into U.S. dollars at that time. Gain or loss, if any, realized on a subsequent conversion or other disposition of such NIS generally will be U.S. source ordinary income or loss. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.

Dividends paid to you with respect to your ordinary shares will generally be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. Subject to certain conditions and limitations, Israeli tax withheld on dividends may be deducted from your taxable income or credited against your United States federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied when you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisors to determine whether and to what extent you would be entitled to this credit.

Under the Treaty, the maximum rate of Israeli tax withheld on dividends paid from sources within Israel to U.S. Holders is 25%. Subject to meeting certain requirements, however, reduced rates of Israeli withholding tax may apply. For a full discussion of any reduced rates of Israeli withholding tax on dividends, refer to the discussion under “Taxation of Our Shareholders” in our Annual Report on Form 20-F.

Taxation of Dispositions of the Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of an ordinary share equal to the difference between the amount realized (in U.S. dollars) for the ordinary share and your tax basis (in U.S. dollars) in the ordinary share. The gain or loss will generally be capital gain or loss and will be long term capital gain or loss to a U.S. Holder that has held the ordinary share for more than one year. The deductibility of capital losses is subject to significant limitations. Any gain or loss that you recognize on a disposition of our ordinary shares will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes. You should consult your own tax advisors regarding the proper treatment of gain or loss in your particular circumstances.

If the consideration you receive for the ordinary share is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received, determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the ordinary shares are treated as traded on an established securities market and you are either a cash basis taxpayer or an accrual basis taxpayer who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the U.S. Internal Revenue Service), you will determine the U.S. dollar value of the amount realized in a foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. Your initial tax basis in your ordinary shares generally will equal the cost of such ordinary shares. If you use foreign currency to purchase ordinary shares, the cost of the ordinary shares will be the U.S. dollar value of the foreign currency purchase price determined by reference to the spot rate of exchange on the date of purchase. However, if the ordinary shares are treated as traded on an established securities market and you are either a cash basis taxpayer or an accrual basis taxpayer who has made the special election described above, you will determine the U.S. dollar value of the cost of such ordinary shares by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. Any such gain or loss generally will be U.S. source gain or loss (in the case of losses, subject to certain limitations) and will be treated as long-term capital gain or loss if your holding period in the ordinary shares exceeds one year. You should consult your own tax advisors regarding the treatment of any foreign currency gain or loss (which generally will be treated as U.S. source ordinary income or loss) on any NIS received in a sale or exchange of the ordinary shares that is converted into U.S. dollars (or otherwise disposed of) on a date subsequent to receipt.

Passive Foreign Investment Company

Special, generally adverse, U.S. federal income tax rules apply to U.S. persons owning stock of a passive foreign investment company, or a PFIC, for U.S. federal income tax purposes. In general, a non-U.S. corporation will be a PFIC for any taxable year if, applying certain look-through rules, either: (i) at least 75% of its gross income for such year is classified as “passive income,” or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). We may be a PFIC for the taxable year ending December 31, 2011. We are unable to predict whether we will be a PFIC for any future taxable year. The application of the PFIC rules is subject to ambiguity in several respects. In addition, our actual PFIC status for the current taxable year or any future taxable year will not be determinable until after the close of each such year.

We must make a separate determination each taxable year as to whether we are a PFIC. As a result, our PFIC status may change. In particular, because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of our ordinary shares, fluctuations in the market price of our ordinary shares may cause us to become a PFIC. In addition, changes in the composition of our income and assets may cause us to become a PFIC. If we are a PFIC for any taxable year during which you hold ordinary shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold our ordinary shares, unless we cease to be a PFIC and you make a “deemed sale” election with respect to our ordinary shares. If such election is timely made, you will be deemed to have sold the ordinary shares you hold at their fair market value on the last day of the last taxable year for which we were a PFIC and any gain from such deemed sale would be subject to the rules described in the following paragraph. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, your ordinary shares with respect to which such election was made will not be treated as shares in a PFIC. If we are treated as a PFIC with respect to a U.S. Holder for any taxable year, the U.S. Holder will be deemed to own ordinary shares in any of our subsidiaries that are also PFICs.

If we are considered a PFIC at any time that a U.S. Holder holds our ordinary shares, any gain recognized by the U.S. Holder on a sale or other disposition of the ordinary shares would be allocated ratably over the U.S. Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. Further, to the extent that any distribution received by a U.S. Holder on its ordinary shares were to exceed 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain on the sale or other disposition of ordinary shares if we were a PFIC, described above.

Certain elections may be available that would result in alternative treatments. For example, if we are or become a PFIC, a U.S. Holder may be able to avoid taxation under the rules described above by making a “qualified electing fund” election to include such holder’s share of our income on a current basis. However, a U.S. Holder can make a qualified electing fund election with respect to its ordinary shares only if we agree to furnish such holder annually with certain tax information. We have not yet determined whether we will provide you with the information necessary to make a QEF election. You should consult your own tax advisor as to the availability and consequences of such election.

Alternatively, in the event we are or become a PFIC, a U.S. Holder may make a mark-to-market election to mitigate the adverse tax consequences that would otherwise result from our PFIC status if our ordinary shares are considered marketable stock. If you make an effective mark-to-market election, you will include in each year as ordinary income the excess of the fair market value of your ordinary shares at the end of the year over your adjusted tax basis in those ordinary shares. You will be entitled to deduct as an ordinary loss each year the excess of your adjusted basis in the ordinary shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Your tax basis in our ordinary shares would be adjusted to reflect any income or loss amounts resulting from a mark-to-market election. However, if any of our subsidiaries are also PFICs, an election for mark-to-market treatment would likely not be available with respect to any such subsidiaries.

If we are considered a PFIC, a U.S. Holder will also be subject to annual information reporting requirements. U.S. Holders should consult their own tax advisors about the potential application of the PFIC rules to an investment in our ordinary shares.

Information reporting and backup withholding

Dividend payments with respect to ordinary shares and proceeds from the sale, exchange or redemption of ordinary shares will generally be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder that furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or that is otherwise exempt from backup withholding. U.S. Holders that are exempt from backup withholding should still complete U.S. Internal Revenue Service Form W-9 to avoid possible erroneous backup withholding. You should consult your own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information in a timely manner.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. Holder that is an individual or an estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (i) the U.S. Holder’s “net investment income” for the relevant taxable year and (ii) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between U.S. $125,000 and U.S. $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income generally will include its dividend income and its net gains from the disposition of an ordinary share, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

Information with Respect to Foreign Financial Assets

Under legislation enacted in 2010, individuals that own “specified foreign financial assets” with an aggregate value in excess of U.S. $50,000 are generally required to file information reports with respect to such assets with their U.S. federal income tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in non-U.S. entities. The U.S. Internal Revenue Service has suspended this filing requirement for tax returns that are filed before it finalizes the return on which to report the relevant information. However, once the U.S. Internal Revenue Service finalizes the return, taxpayers that were not required to report in prior years because of the suspension will nevertheless be required to report the relevant information for such prior years on such return. U.S. Holders should consult their own tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the ordinary shares.

UNDERWRITING

We and the selling shareholders have entered into an underwriting agreement with the underwriters named below. Oppenheimer & Co. Inc. is acting as representative of the underwriters, Canaccord Genuity is acting as lead manager, and Northland Capital Markets and E*TRADE Securities LLC are acting as co-managers.

The underwriting agreement provides for the purchase of a specific number of ordinary shares by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of ordinary shares set forth opposite its name below:

Underwriters	Number of ordinary shares
Oppenheimer & Co. Inc.
Canaccord Genuity Inc.
Northland Capital Markets
E*TRADE Securities LLC

Total

The underwriters have agreed to purchase all of the shares offered by this prospectus supplement (other than those covered by the over-allotment option described below) if any are purchased.

The shares should be ready for delivery on or about December  , 2011 against payment in immediately available funds. The underwriters are offering the shares subject to various conditions and may reject all or part of any order. The representative has advised us and the selling shareholders that the underwriters propose to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the representative may offer some of the shares to other securities dealers at such price less a concession of $   per share. The underwriters may also allow, and such dealers may reallow, a concession not in excess of $   per share to other dealers. After the shares are released for sale to the public, the representative may change the offering price and other selling terms at various times.

We have granted to the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus, permits the underwriters to purchase a maximum of 225,000 additional shares from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover of this prospectus supplement, less the underwriting discount. If this option is exercise in full, the total price to the public will be $  , the total proceeds to us will be $  . The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriter’s initial amount reflected in the foregoing table.

The following table provides information regarding the amount of the discount to be paid to the underwriters by us and the selling shareholders.

	Per Share	Without over-allotment exercise	With full over-allotment exercise
magicJack VocalTec Ltd.		$	$
Selling Shareholders

Total		$	$

We and the selling shareholders estimate that our portions of the total expenses of the offering, excluding the underwriting discount, will be approximately $   and $  , respectively. We agreed to pay the underwriters $100,000 as an advance payment for certain out-of-pocket expenses expected to be incurred by the underwriters in connection with this offering.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We, the selling shareholders and our officers and directors have agreed to a 90-day “lock up” with respect to   ordinary shares and other of our securities that they beneficially own, including securities that are convertible into ordinary shares and securities that are exchangeable or exercisable for ordinary shares. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Oppenheimer & Co., Inc.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing transactions—The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•

Over-allotments and syndicate covering transactions—The underwriters may sell more ordinary shares in connection with this offering than the number of shares than they have committed to purchase. This overallotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

•

Penalty bids—If the representative purchases shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering

•

Passive market making—Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our ordinary shares or preventing or mitigating a decline in the market price of our ordinary shares. As a result, the price of the shares of our ordinary shares may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on the Nasdaq Global Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financial and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the account of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriter and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may not at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Northland Capital Markets is the trade name for certain capital markets activities and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

Selling Restrictions—Notice to Non- US Investors

BELGIUM

The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the common stock has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen”). Any representation to the contrary is unlawful.

Each underwriter has undertaken not to offer sell, resell, transfer or deliver directly or indirectly, any securities, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the securities or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of securities to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and the issuer to be in violation of the Belgian securities laws.

FRANCE

Neither this prospectus nor any other offering material relating to the securities has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the securities has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the securities to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorized to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l’épargne). Such securities may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8- 3 of the French Code monétaire et financier.

UNITED KINGDOM/GERMANY/NORWAY/THE NETHERLANDS

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of securities described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of securities described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We and the selling stockholders have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the common stock as contemplated in this prospectus. Accordingly, no purchaser of such securities, other than the underwriters, is authorized to make any further offer of such securities on behalf of us, the selling stockholders or the underwriters.

ISRAEL

In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following, all of whom must acquire the securities for their own account and not for purposes of distribution and/or sale to others :

•	a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

•	a provident fund or a managing company as defined in the Control of Financial Services law (Provident Funds), 5765-2005;

•	an insurer, as defined under the Insurance Business (Control) Law, 5741-1981;

•

a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing) Law, 5741-1981 - other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

•

a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

•	an investment advisor or investment marketer, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

•	a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

•	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law 1968, purchasing for itself;

•

a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) where the risk of investment is higher than what is customary for other investments);

•	a corporation primarily engaged in capital markets activities and which is wholly owned by investors listed in Section 15A(b) of the Securities Law 1968;

•	a corporation, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders equity is in excess of NIS 50 million; and

•

An individual fulfillment the conditions set forth in sub-section 9 to Addendum 1 of the Investment Advisors Law, 5755-1995, purchasing for himself, and for the purposes hereof, the aforementioned sub-section shall be read whereby “as an eligible client for the purpose of this law,” is replaced with “as an investor for the purpose of Section 15A(b)(1) of the Securities Law 1968”.

Any offeree of the securities offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria and that he agrees to and understands the meaning of being one of the above. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

ITALY

The offering of the securities offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the securities offered hereby cannot be offered, sold or delivered in the Republic of Italy (“Italy”) nor may any copy of this prospectus or any other document relating to the securities offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July 1998 as subsequently amended. Any offer, sale or delivery of the securities offered hereby or distribution of copies of this prospectus or any other document relating to the securities offered hereby in Italy must be made:

(a)

by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”);

(b)	in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

(c)	in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

SWEDEN

This prospectus has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus may not be made available, nor may the securities offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus under the Financial Instruments Trading Act (1991: 980). This offering will be made to no more than 100 persons or entities in Sweden.

SWITZERLAND

The securities offered pursuant to this prospectus will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The issuer has not applied for a listing of the securities being offered pursuant to this prospectus on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the relevant listing rules. The securities being offered pursuant to this prospectus have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of securities.

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in securities.

HONG KONG

The securities offered hereby may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (b) in other circumstances which do not result in this document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities offered hereby may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

SINGAPORE

This prospectus has not been registered with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold any securities of the company or caused any such securities to be made the subject of an invitation for subscription or purchase and may not offer or sell any such securities or cause such securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Cap. 289) (“SFA”), (ii) to a relevant person, or any person pursuant to Section 257(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

The underwriters will notify (whether through the distribution of the prospectus or otherwise) each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased securities of the company from or through that underwriter, namely a person which is:

•

a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor.

Shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the company’s securities under Section 275 except:

•

to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA;

•	where no consideration is given for the transfer; or

•	by operation of law.

Electronic Delivery of Preliminary Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such preliminary prospectus. Other than the prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part.

LEGAL MATTERS

The validity of our ordinary shares offered hereby and certain other matters relating to Israel law will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Tel Aviv, Israel. Certain other legal matters relating to United States law will be passed upon for us by Arnold & Porter LLP, Washington, DC. The underwriters are being represented by Gornitzky & Co., Tel Aviv, Israel, with regards to matters relating to Israeli law, and Bingham McCutchen LLP, New York, NY, with regards to matters relating to United States law.

EXPERTS

The consolidated financial statements as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus supplement and the accompanying prospectus, filed as a part of the registration statement, do not contain all of the information set forth in the registration statement. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. For further information pertaining to the ordinary shares offered by this prospectus supplement and the accompanying prospectus and magicJack VocalTec Ltd., reference is made to the registration statement.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC’s public reference facilities and the web site of the SEC referred to above. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements to stockholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, we are exempt from the rules under the Exchange Act, relating to short swing profit reporting and liability.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus.

This prospectus incorporates by reference the following documents:

•	Our Annual Report on Form 20-F for the year ended December 31, 2010, filed with the SEC on April 27, 2011.

•	Our reports on Form 6-K filed with the SEC on May 3, 2011, November 3, 2011 and December 9, 2011.

•

The description of our ordinary shares contained in Form 8-A (SEC File No. 000-27648), filed with the SEC on January 29, 1996, and any amendment or report filed for the purpose of updating such description.

In addition, any future filings made with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities made under this prospectus, and any future reports on Form 6-K furnished by us to the SEC during such period or portions thereof that are identified in such forms as being incorporated into the registration statement of which this prospectus forms a part, shall be considered to be incorporated in this prospectus by reference and shall be considered a part of this prospectus from the date of filing of such documents.

We will provide, without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus. Requests should be directed to magicJack VocalTec Ltd., 5700 Georgia Avenue, West Palm Beach, Florida, 33405; Tel.: (561) 771-2255; Fax: (561) 586-2328; Attention Chief Financial Officer.

PROSPECTUS

VOCALTEC COMMUNICATIONS LTD.
Ordinary Shares
Warrants
Units

VocalTec Communications Ltd. (“VocalTec”, “us” or “we”) may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000. In addition, the selling shareholders referred to in this prospectus and identified in supplements to this prospectus may offer and resell from time to time up to 1,250,000 ordinary shares. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.

Our ordinary shares are traded on The Nasdaq Global Market under the symbol “CALL.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus. You should read this document and documents incorporated by reference into this prospectus carefully before you invest.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2011

VocalTec, Essentra, TdSOFT, TdGATE, TdVIEW, PLUG & TALK, SmartFMC and SmartIMS are registered trademarks of VocalTec Communications Ltd. and its wholly-owned subsidiaries. MAGICJACK, MAGICJACK & Design, MAGICIN, MAGICOUT, MAGICFIX and MAGICFIX & Design are registered trademarks of VocalTec’s wholly-owned subsidiary, YMax Corporation, or YMax, and its wholly-owned subsidiaries. Other trademarks are the property of their respective holders. These trademarks are important to our business. Although we may have omitted the “(R)” and “TM” trademark designations for such trademarks in this prospectus, all rights to such trademarks are nevertheless reserved.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000. In addition, under this shelf process, the selling shareholders may sell from time to time the ordinary shares described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we or the selling shareholders sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered, if required. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, the selling shareholders are not and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

In addition, this prospectus does not contain all the information set forth in the registration statement, including exhibits, that we have filed with the SEC on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

References to “VocalTec,” “we,” “us” or “our” are to VocalTec Communications Ltd., a company organized under the laws of the State of Israel, and its wholly-owned subsidiaries.

References to “$” or “dollars” are to U.S. dollars and all references to “NIS” are to New Israeli Shekels. Except as otherwise indicated, financial statements of, and information regarding, VocalTec are presented in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. Our website is http://www.vocaltec.com. The information contained on, or linked from, our website is not a part of this prospectus.

THE COMPANY

The Merger

On July 16, 2010, VocalTec, VocalTec Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of VocalTec, or Merger Sub, and YMax, entered into an agreement and plan of merger, or the merger agreement. Under the terms of the merger agreement, Merger Sub merged with and into YMax, with YMax continuing as the surviving entity as a wholly-owned subsidiary of VocalTec. Following the merger, VocalTec continued the pre-closing operations of VocalTec and YMax.

The shareholders of YMax received ordinary shares of VocalTec in consideration for the merger. The merger agreement provided that each share of YMax outstanding immediately prior to the consummation of the merger, or the effective time (as such term is defined in the merger agreement), was cancelled and the holder thereof was issued 0.10 ordinary shares of VocalTec, or the merger consideration. VocalTec issued 10,562,895 ordinary shares as merger consideration.

VocalTec’s ordinary shares outstanding at the effective time remain outstanding and those ordinary shares were unaffected by the merger. VocalTec’s ordinary shares trade on The Nasdaq Global Market under VocalTec’s name with the symbol “CALL.”

The Combined Company

VocalTec is the inventor of voice-over-IP (“VoIP”) and the softphone (“magicTalk”). We now combine YMax’s first product, the magicJack, which plugs into a computer, with other patent pending and proprietary technologies provided by our subsidiaries, which are designed to provide voice apps on smart phones and a standalone product that has its own CPU that can plug into a regular phone without using a computer. We have the largest telecommunications footprint in the United States based on the number of states in which we operate with a Competitive Local Exchange Carrier license and by area code availability. Our products and services allow users to make and/or receive free telephone calls to and from anywhere in the world where the customer has broadband access to the Internet and allows customers to make free calls back to the United States from anywhere legally permitted in the world.

We have built an Internet technology, sales and communication platform through which we provide proprietary products and services to customers worldwide. Our innovative product offerings include our first product, the magicJack, a proprietary device enabling voice over broadband telephone services, as well as other patent pending and proprietary technologies designed to further enhance user mobility, connectivity and experience. We have recently introduced our magicTalk software product which is downloaded on a computer allowing users to have telephone calls using a headset or the computer’s microphone eliminating the need for the magicJack and a telephone. The user’s voice mail, call logs and contacts are kept on our servers so they will not be lost and can be downloaded onto any of the user’s computers or applications on their softphones in the future.

VocalTec, located at 12 Benny Gaon Street, Building 2B, Poleg Industrial Area, Netanya, Israel 42504l (telephone number +972-9-970-3888), was organized under the laws of the State of Israel in 1989 and is subject to the Israeli Companies Law, or the Companies Law. YMax, whose offices are at 5700 Georgia Avenue, West Palm Beach, Florida, 33405 is our U.S. agent for service.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value our ordinary shares and our other securities may decline. You should carefully consider the risk factors set forth under the caption ”Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2009, in our Form 6-K filed on July 19, 2010, and in any other filing we make with the Commission subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in it contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus, including statements about our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things:

•	changes to our business resulting from increased competition;

•	any operational or cultural difficulties associated with the integration of the businesses of VocalTec and YMax;

•	potential adverse reactions or changes to business relationships resulting from the merger with YMax;

•	unexpected costs, charges or expenses resulting from the merger with YMax;

•	the ability of the combined company to achieve the estimated potential synergies or the longer time it may take, and increased costs required, to achieve those synergies;

•	our ability to develop, introduce and market innovative products, services and applications;

•	our customer turnover rate and our customer acceptance rate;

•	changes in general economic, business, political and regulatory conditions;

•	availability and costs associated with operating our network;

•	potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies;

•	the degree of legal protection afforded to our products;

•	changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and

•

the various other factors discussed in the “Risk Factors” sections in our most recent annual report on Form 20-F and in our report on Form 6-K filed with the SEC on July 19, 2010, which are incorporated by reference in this prospectus.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and in the “Risk Factors” sections in our most recent annual report on Form 20-F and in our report on Form 6-K filed with the SEC on July 19, 2010 that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Readers are urged to read this entire prospectus, including the information incorporated by reference, and carefully consider the risks, uncertainties and other factors that affect our business. The information contained or incorporated by reference in this prospectus is subject to change without notice. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers should review future reports filed by us with the SEC.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

DESCRIPTION OF ORDINARY SHARES

The following description of our ordinary shares is a summary of the material terms of our Amended and Restated Articles of Association (“Articles of Association”) and applicable Israeli law in effect as of the date of this prospectus. Because it is a summary, it does not describe every aspect of our ordinary shares, our Articles of Association or Israeli law and may not contain all of the information that is important to you. The following description is qualified in its entirety by reference to the full Articles of Association, which have been filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of our Articles of Association.

General

We had 12,217,999 ordinary shares issued and 11,880,049 ordinary shares outstanding as of February 17, 2011. Our authorized capitalization consists of 100,000,000 ordinary shares, no par value.

We are a public company organized in the State of Israel under the Companies Law. We are registered with the Registrar of Companies of the State of Israel.

Our Articles of Association authorize one class of shares, which are our ordinary shares. We may declare a dividend to be paid to the holders of our ordinary shares according to their rights and interests in our profits. Our board may declare interim dividends and a final dividend for any fiscal year only out of retained earnings, or earnings derived over the two most recent fiscal years, whichever is higher. The Companies Law and our Articles of Association provide that our board may declare and pay dividends (subject to certain limitations) without any further action by our shareholders. All unclaimed dividends may be invested or otherwise used by the board for our benefit until those dividends are claimed. In the event an unclaimed dividend is claimed, only the principal amount of the dividend will be paid to the person entitled to the dividend. Subject to the creation of any special rights regarding the distribution of dividends, any dividends we declare will be distributed to shareholders in proportion to their holdings.

If we liquidate, after satisfying liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to their holdings.

Holders of ordinary shares have one vote for each paid-up ordinary share on all matters submitted to a vote of our shareholders. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Our Articles of Association provide that directors are elected by a majority of the voting power represented at the general meeting of our shareholders and voting on the election. Our ordinary shares do not have cumulative voting rights in the election of directors. Accordingly, the holders of ordinary shares representing more than 50% of the voting power in our company have the power to elect all directors. However, our directors (other than external directors) are elected for a term that expires either at the annual general meeting of our shareholders held in the first year following their election or at the annual general meeting of our shareholders held in the third year following their election. The term of service for each director (other than external directors) would be determined by the shareholders at the time of the election of such director.

We may, subject to the applicable provisions of the Companies Law, issue redeemable shares and subsequently redeem them. In addition, our board may make calls upon shareholders in respect of any sum, which has not been paid up in respect of any shares held by those shareholders.

Under the Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. “Office holder” is defined as a director, general manager, chief business manager, deputy general manager, vice general manager, executive vice president, vice president, other manager directly subordinate to the general manager or any other person assuming the responsibilities of any of the foregoing positions, without regard to such person’s title. A shareholder that holds more than 50% of the voting rights in a public company is deemed to be a controlling shareholder. A shareholder that holds more than 25% of the voting rights in a public company may also be deemed to be a controlling shareholder, for purposes of approval of certain related party transactions, if there is no other shareholder holding more than 25% of the voting rights at such time. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, and the terms of compensation of a controlling shareholder who is an office holder, require the approval of the audit committee, the board of directors and the shareholders of the company, in such order, provided that either (i) the shareholder approval includes the approval of the holders of at least one third of the shares of shareholders having no personal interest in the transaction who vote at the meeting (abstained votes are disregarded), or (ii) the total number of shares of shareholders having no personal interest in the transaction who vote against the transaction does not exceed one percent of the aggregate voting rights in the company.

The Companies Law also requires a shareholder to act in good faith towards a company in which he holds shares and towards other shareholders and to refrain from abusing his power in the company, including in connection with the voting at a shareholders’ meeting on:

•	Any amendment to the Articles of Association;

•	An increase in the company’s authorized capital;

•	A merger; or

•	Approval of certain transactions with control persons and other related parties, which require shareholder approval

A shareholder has the general duty to refrain from depriving other shareholders of their rights. Any controlling shareholder, any shareholder that knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder that, under the provisions of the Articles of Associations, has the power to appoint an office holder in the company, is under a duty to act in fairness towards the company. The Companies Law does not describe the substance of this duty (except by providing that the remedies generally available upon a breach of contract will be available also in the event of a breach of the duty to act with fairness) and such substance has not yet been adjudicated by Israeli courts.

Modifications of Share Rights

Under our Articles of Association, the rights attached to any class may be varied by adoption of the necessary amendment of the Articles of Association, provided that the holders of shares of the affected class approve the change by a class meeting in which the holders of at least 75% of the voting power represented at the meeting and voting on the issue approve the change. Our Articles of Association differ from the Companies Law in this respect as under the law, changes in the rights of shareholders require the consent of more than 50% of the voting power of the affected class represented at the meeting and voting on the change.

Shareholder Meetings and Resolutions

We are required to hold an annual general meeting of our shareholders once every calendar year, but no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as extraordinary general meetings. Extraordinary general meetings may be called by our board whenever it sees fit, at such time and place, within or without the State of Israel, as the board may determine. In addition, the Companies Law provides that the board of a public company is required to convene an extraordinary meeting upon the request of (a) any two directors of the company or one quarter of the company’s board of directors or (b) one or more shareholders holding, in the aggregate, (i) at least five percent of the outstanding shares of the company and at least one percent of the voting power in the company or (ii) at least five percent of the voting power in the company.

The quorum required for a meeting of shareholders consists of at least two shareholders present in person or by proxy who hold or represent in the aggregate at least 33.3% of our issued share capital. A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place or any time and place as the chairman of the meeting determines. At such reconvened meeting, the required quorum consists of any two shareholders present in person or by proxy.

Notwithstanding the foregoing, our Articles of Association provide that a resolution in writing signed by all our shareholders then entitled to attend and vote at general meetings or to which all such shareholders have given their written consent (by letter, telegram, facsimile or otherwise) shall be deemed to have been unanimously adopted by a duly convened general meeting.

Our Articles of Association enable our board to fix a record date to allow us to determine the shareholders entitled to notice of, or to vote at, any general meeting of our shareholders. The record date may not be more than 40 days and not less than four days before the date of the meeting. Each shareholder of record as of the record date determined by the board may vote the shares then held by that shareholder unless all calls and other sums then payable by the shareholder in respect of its shares have not been paid.

Limitation on Ownership of Securities

The ownership and voting of our ordinary shares by non-residents of Israel are not restricted in any way by our Articles of Association or by the laws of the State of Israel, except for shareholders who are subjects of countries that are enemies of the State of Israel.

Mergers and Acquisitions; Tender Offers; Anti-Takeover Provision

The Companies Law includes provisions allowing corporate mergers. These provisions require that the board of directors of each company that is party to the merger approve the transaction. In addition, the shareholders of each company must approve the merger by a vote of the majority of the company’s shares, present and voting on the proposed merger at a shareholders’ meeting, called on at least 35 days’ prior notice. In determining whether the requisite majority has approved the merger, shares held by the other party to the merger or any person holding at least 25% of such other party, are excluded from the vote. If the merger would have been approved but for the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the parties to the merger and the consideration offered to the shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and the court may also provide instructions to assure the rights of creditors. In addition, a merger may not be completed unless at least 50 days have elapsed from the date that a notice of the merger was filed with the Israel Registrar of Companies and at least 30 days have elapsed from the date that shareholder approval of both merging companies was obtained. Notwithstanding the foregoing, a merger is not subject to shareholders’ approval if (i) the target company is a wholly-owned subsidiary of the acquiring company and (ii) the acquiring company is issuing to the shareholders of the target company up to 20% of its share capital and no person will become, as a result of the merger, a control person, subject to certain limitation relating to the counting of the votes, at a meeting of the shareholders of a company that is a party to the merger, of any entity or person that is either the other party to the merger or a control person thereof.

The Companies Law also provides that, except in certain circumstances set forth in the Companies Law, the acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a 25% shareholder of the company. The rule does not apply if there already is another 25% shareholder of the company. Similarly, the law provides that an acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a 45% shareholder of the company, unless there already is a 45% shareholder of the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received the approval of the company’s shareholders; (2) was from a 25% or greater shareholder of the company which resulted in the acquirer becoming a 25% or greater shareholder of the company, or (3) was from a 45% or greater shareholder of the company which resulted in the acquirer becoming a 45% or greater shareholder of the company. The tender offer must be extended to all shareholders, but the offeror is not required to purchase more than 5% of the company’s outstanding shares, regardless of how many shares are tendered by shareholders (if more shares are tendered than proposed by the purchaser to be purchased, the purchaser will purchase from all tendering shareholders the amount of shares proposed to be purchased, on a pro rata basis). The tender offer may be consummated only if (i) at least 5% of the company’s outstanding shares will be acquired by the offeror, and (ii) the number of shares tendered in the offer exceeds the number of shares, the holders of which objected to the offer.

In addition, the Companies Law provides that if, following any acquisition of shares of a public company, the purchaser would hold 90% or more of the shares of the company, such acquisition must be made by means of a full tender offer for all of the target company’s shares. An acquirer who wishes to eliminate all minority shareholders must do so by means of a full tender offer and acquire such amount of shares that will cause him to hold more than 95% of the outstanding shares of the target company. If less than 5% of the outstanding shares are not tendered, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. The Companies Law provides for appraisal rights if any shareholder files a request in court within three months following the consummation of a full tender offer. If more than 5% of the outstanding shares are not tendered in the full tender offer, the acquirer may not acquire tendered shares if by doing so the acquirer would own more than 90% of the outstanding shares of the target company.

Our Articles of Association contain provisions that could delay, defer or prevent a change in our control. These provisions include advance notice requirements and the ability of shareholders to elect directors for a three (3) year term. Under the advance notice requirements, shareholders seeking to propose items for inclusion on the agenda for a general meeting of shareholders, must submit those items in writing to our corporate secretary not less than 60 days (or not less than 90 days for the nomination of candidates for election of directors) and not more than 120 days prior to the particular meeting.

According to recent amendments to our Articles of Association, our directors (other than external directors) are elected for a term that expires either at the annual general meeting of our shareholders held in the first year following their election or at the annual general meeting of our shareholders held in the third year following their election. The term of service for each director (other than external directors) would be determined by the shareholders at the time of the election of such director. As with most other provisions of our Articles of Association, these provisions may not be amended without the approval of the greater of holders of not less than 75% of the voting power represented at a shareholders’ meeting in person or by proxy and voting thereon.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our ordinary shares. Warrants may be issued independently or together with our ordinary shares and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	to exercise any rights as shareholders of us.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with ordinary shares or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of ordinary shares and warrants, in combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Ordinary Shares,” and “Description of Warrants,” will apply to each unit and to any ordinary shares or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

SELLING SHAREHOLDERS

This prospectus registers up to 1,250,000 ordinary shares of certain of our selling shareholders, all of whom received ordinary shares pursuant to the merger among VocalTec, Merger Sub and YMax and, in the case of affiliates, through open market purchases or directly from us. The term “selling shareholder” also includes persons who obtain ordinary shares from the selling shareholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or in another private transaction.

Information regarding any selling shareholder, including the number of ordinary shares being offered by such selling shareholder, and the change of its ownership percentage resulting from sale of such offered ordinary shares will be provided in the applicable prospectus supplement relating to that offer, a post-effective amendment to the registration statement of which this prospectus is a part or an Exchange Act report incorporated by reference into the prospectus.

We cannot estimate at this time the number of ordinary shares that will be beneficially owned by the selling shareholders in the future because the selling shareholders may sell or otherwise dispose of all, some or none of the ordinary shares beneficially owned by the selling shareholders, and may subsequently acquire the beneficial ownership of other ordinary shares. Our registration of these ordinary shares does not necessarily mean that the selling shareholders will dispose of any or all of the ordinary shares. The specific terms of any ordinary shares to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus, in other offering material related to the ordinary shares, or in one or more documents incorporated or deemed to be incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

In addition, the manner in which we or the selling shareholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We, the selling shareholders the underwriters or other agents may also enter into hedging and derivative transactions. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or the selling shareholders may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

A prospectus supplement with respect to an offering of securities will include any of the following terms of the offering of the securities if applicable:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed, if applicable.

The offer and sale of the securities described in this prospectus by us, the selling shareholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us or the selling shareholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling shareholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and the selling shareholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We or the selling shareholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we or the selling shareholders receive their outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the applicable selling shareholder under these arrangements to close out any related open borrowings of securities.

Dealers

We or the selling shareholders may sell the offered securities to dealers as principals. We or the selling shareholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or the applicable selling shareholder at the time of resale. Dealers engaged by us or the selling shareholders may allow other dealers to participate in resales.

Direct Sales

We or the selling shareholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Indemnification; Other Relationships

We or the selling shareholders may have agreements with agents, underwriters and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

We have agreed to indemnify certain selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.

Stabilization and Other Transactions

In connection with any offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of securities in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the securities in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

VALIDITY OF SECURITIES

In connection with particular offerings of the ordinary shares in the future, and unless otherwise indicated in any applicable prospectus supplement, the validity of the ordinary shares will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., our Israeli counsel.

EXPERTS

The consolidated financial statements of Vocaltec at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, appearing in our Annual Report on Form 20-F for the year ended December 31, 2009 have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global independent registered public accounting firm, as set forth in its report thereon incorporated herein by reference. The financial statements referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of YMax and its subsidiaries as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 incorporated by reference in this prospectus and in the related registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Following our merger with YMax, we decided to consolidate our accounting services in a single accounting firm. To that end, on November 1, 2010, our Board of Directors elected to continue the existing relationship of our subsidiary YMax Corporation with BDO USA, LLP and recommended to shareholders the appointment of BDO USA, LLP as the Company’s new auditors for the year ending December 31, 2010. The requisite majority of shareholders approved the appointment on December 17, 2010. On December 28, 2010 the Company entered into an agreement with BDO USA, LLP acknowledging same.

During our two most recent fiscal years ended December 31, 2008 and 2009 and through the date of our dismissal of KFG&K (December 28, 2010), there were no disagreements with KFG&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KFG&K would have caused KFG&K to make reference to the disagreements in connection with its reports on our financial statements for such years.

The reports of KFG&K on our financial statements for the fiscal years ending December 31, 2008 and December 31, 2009 did contain a statement indicating substantial doubt about our ability to continue as a going concern because of our ongoing losses from operations. The audit reports of KFG&K on our financial statements for the fiscal years ended December 31, 2008 and 2009 contain no other adverse opinion, disclaimer of opinion or modification as to uncertainty, audit scope or accounting principles.

We have provided KFG&K the foregoing disclosures and have requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. We have received the requested letter from KFG&K wherein it has confirmed its agreement with our disclosures. A copy of the letter from KFG&K has been included as an exhibit to this registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Any information referenced this way is considered part of this prospectus, and any information that we file after the date of this prospectus with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the following documents:

•	Our annual report on Form 20-F for the year ended December 31, 2009, filed with the SEC on May 12, 2010;

•

Our reports on Form 6-K filed with the SEC on May 11, 2010, July 16, 2010, July 19, 2010, July 26, 2010 (except any information related to second quarter guidance), November 4, 2010, November 18, 2010, November 22, 2010 (except any information related to full year guidance), December 21, 2010 and December 30, 2010; and

•

The description of our ordinary shares contained in Form 8-A (SEC File No. 000-27648), filed with the SEC on January 29, 1996, and any amendment or report filed for the purpose of updating such description.

In addition, any future filings on Form 20-F made with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities made under this prospectus, and any future reports on Form 6-K furnished by us to the SEC during such period or portions thereof that are identified in such forms as being incorporated into the registration statement of which this prospectus forms a part, shall be considered to be incorporated in this prospectus by reference and shall be considered a part of this prospectus from the date of filing of such documents.

We will provide, without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus. Requests should be directed to VocalTec Communications Ltd., 5700 Georgia Avenue, West Palm Beach, Florida, 33405; Tel.: (561) 771-2255; Fax: (561) 586-2328; Attention Chief Financial Officer.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon some of our directors and officers and the Israeli experts named in this prospectus, some of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because some of our assets and some of our directors and officers are located outside the United States, any judgment obtained in the United States against us or some of our directors and officers may not be collectible within the United States.

We have irrevocably appointed YMax as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

We have been informed by our legal counsel in Israel, Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., that it may be difficult to initiate an action with respect to United States securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of United States securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not United States law is applicable to the claim. If United States law is found to be applicable, the content of applicable United States law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment may no longer be appealed;

•

the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.